                                 EXHIBIT 4(b)

   __________________________________________________________________________




                            SUPPLEMENTAL INDENTURE


                            DATED ________ __, 19__



                             ____________________


                         WEST TEXAS UTILITIES COMPANY

                                      TO

                         HARRIS TRUST AND SAVINGS BANK

                                      AND

                                 J. BARTOLINI

                                  as Trustees


                             ____________________



             (SUPPLEMENTAL TO THE INDENTURE DATED AUGUST 1, 1943,
                   EXECUTED BY WEST TEXAS UTILITIES COMPANY
                       TO HARRIS TRUST AND SAVINGS BANK
                       AND HAROLD ECKHART, AS TRUSTEES)



                             ____________________




                                PROVIDING FOR
       FIRST MORTGAGE BONDS, SERIES __, ______% DUE ___________ __, ____



   __________________________________________________________________________


                THIS INSTRUMENT GRANTS A SECURITY INTEREST BY
           A UTILITY AND CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

THIS SUPPLEMENTAL INDENTURE, dated _________ __, 199_, made and entered into by and between WEST TEXAS UTILITIES COMPANY, a corporation organized and existing under the laws of the State of Texas (herein commonly referred to as the "Company"), and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois and having its principal office or place of business in the City of Chicago, State of Illinois, (hereinafter sometimes referred to as the "Trustee"), and J. BARTOLINI, of the City of Chicago, State of Illinois (successor co-Trustee to J. L. SPRENG, resigned), as Trustees under the Indenture dated August 1, 1943, as amended by the Supplemental Indentures dated, respectively, March 1, 1948, November 1, 1951, April 1, 1955, January 1, 1958, February 1, 1961, January 1, 1969, July 1, 1973, May 1, 1979,
     November 15, 1981, November 1, 1983, April 15, 1985, August 1, 1985,
     May 1, 1986, December 1, 1989, June 1, 1992, October 1, 1992, February 1, 1994 and March 1, 1995, heretofore executed and delivered by the Company to the Trustees under said Indenture dated August 1, 1943; said Indenture, as so amended, being hereinafter sometimes referred to as the "Indenture"; and said Harris Trust and Savings Bank and J. Bartolini being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture";

     WITNESSETH:

     WHEREAS, the Company, by resolution duly adopted by its Board of Directors, has determined forthwith to issue an additional series of bonds to be secured by the Indenture, as hereby modified, and to be known and designated as First Mortgage Bonds, Series _ (hereinafter sometimes referred to as the "bonds of Series _" or the "bonds of said series") and has duly authorized the execution and delivery of this supplemental indenture for the purposes hereinafter set forth; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

     WHEREAS, on or subsequent to the date of the last Supplemental Indenture, the Company has constructed or acquired certain additional properties which are subject in any event to the lien and effect of the Indenture; and

     WHEREAS, the Company desires, in accordance with the provisions of
Article I, Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of (i) specifically conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, all such additional properties so constructed or acquired by the Company and now owned by it, except property of the character of that expressly excepted and excluded from the lien of the Indenture, (ii) creating the bonds of Series _, and (iii) modifying or amending the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

     WHEREAS, each of the bonds of Series _ is to be substantially in the following form:

                      (Form of face of bond of Series __)

No.                                                                  $

                         WEST TEXAS UTILITIES COMPANY
                       First Mortgage Bond, Series  ____
                    _____% Due _______________, _______


     West Texas Utilities Company, a Texas corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of $____________ Dollars on the _____ day of __________ __, ____, and to pay to the registered owner interest on said sum from the date hereof at the rate of ______ per centum per annum, payable half-yearly on the first day of _______ and the first day of ________ in each year, commencing __________ __, 199_, until said principal sum is paid. Both the principal of and the interest on this bond shall be payable at the principal office or agency of the Company in the City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as shown on the registration books of the Trustee.
                           _________________________

     The provisions of this bond are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
                           _________________________

     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been duly authenticated by the execution by or on behalf of the Trustee or its successor in trust under the Indenture of the Trustee's Certificate in the form endorsed hereon.

     IN WITNESS WHEREOF, West Texas Utilities Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

     Dated as of
                                       WEST TEXAS UTILITIES COMPANY

                                       By________________________________
                                                     President
ATTEST:

____________________________
         Secretary

                  (Form of reverse side of bond of Series __)

     This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture dated August 1, 1943, executed and delivered by the Company to Harris Trust and Savings Bank (hereinafter referred to as the "Trustee") and Harold Eckhart, as Trustees, and by the indentures supplemental thereto dated, respectively, March 1, 1948, November 1, 1951, April 1, 1955, January 1, 1958, February 1, 1961, January 1, 1969, July 1, 1973, May 1, 1979, November 15, 1981, November 1, 1983, April
15, 1985, August 1, 1985, May 1, 1986, December 1, 1989, June 1, 1992,
October 1, 1992, February 1, 1994 and March 31, 1995, executed and delivered by the Company to the Trustees under said indenture dated August 1, 1943, and by a further indenture supplemental thereto dated _______________ __, ______, executed and delivered by the Company to Harris Trust and Savings Bank and J. Bartolini (successor Co-Trustee), as Trustees, prior to the authentication of this bond (said indenture and said supplemental indentures being hereinafter referred to as the "Indenture"). Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

     At the option of the Company and upon the notice and in the manner and with the effect provided in the Indenture, bonds of Series ____, of which this is one, may be redeemed (a) as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds, hereinafter stated under "General Redemption Price," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed, and (b) in part from time to time on or after _______________ ___, _____, (i) for the purpose of complying with the requirement of subdivision (a) of Section __ of Article VII of the Indenture in respect of the debt retirement period in which such redemption is effected, or (ii) out of any moneys deposited with and held from time to time by the Trustee pursuant to the provisions of subdivision (c) of said Section __ of
Article VII, in each case at the redemption price, expressed as a percentage of the principal amount of the bonds, hereinafter stated under "Debt Retirement Redemption Price", in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

 If Redeemed                         If Redeemed
 During the                Debt      During the                Debt
 12 Months    General   Retirement   12 Months    General    Retirement
 Beginning   Redemption Redemption   Beginning   Redemption  Redemption
 ________ 1,   Price*     Price*     ________ 1,   Price*      Price*
- -----------  ---------- ----------  -----------  ----------  ----------





___________________
* (The redemption prices and redemption periods set forth in Article I of this supplemental indenture are incorporated in and made a part of this form of bond by reference thereto, and shall be inserted at this point in each bond of said series.)

provided, that none of the bonds of Series __ may be redeemed prior to _________ __, ____, except for the purpose of complying with the requirements of Section __ of Article VII aforesaid, if such redemption is for the purpose of refunding or is in anticipation of the refunding of such bonds through the use, directly or indirectly, of funds borrowed by the Company at an interest cost to the Company less than the interest cost to it in respect of the bonds
of Series __, which is   __% per annum; and provided further, that the Company
shall not redeem in any calendar year, at any applicable Debt Retirement Redemption Price, bonds of Series __ in a principal amount greater than (i) 1% of the greatest principal amount of the bonds of Series _ issued and outstanding under, and determined as provided in, the Indenture at any time between the end of such calendar year and ________ __, ____, multiplied by the number of full 12-month periods elapsed between the end of such calendar year and ________ __, ____, less (ii) the principal amount of such bonds previously redeemed at any Debt Retirement Redemption Price.

     In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor; provided, that the Company (a) shall not register, exchange or transfer any bonds of said series during the period of ten days next preceding any interest payment date of bonds of said series and (b) shall not be required to register, exchange or transfer any bonds of said series during the period beginning at the opening of business ten days next preceding any date for selection of bonds of said series to be called for redemption and ending at the close of business on the day of the giving of the relevant notice of redemption as provided in the Indenture, and, as to bonds of said series selected for redemption, from and after the date of such selection.

     This bond shall be deemed to be governed by and construed in accordance with the laws of the State of New York.

     AND WHEREAS, on each of the bonds of Series __ (whether in temporary or definitive form) there is to be endorsed a certificate of the Trustee substantially in the following form:

                             Trustee's Certificate

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

                                   HARRIS TRUST AND SAVINGS BANK,
                                     as Trustee,


                                   By_______________________________
                                           Authorized Signature

     NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto HARRIS TRUST AND SAVINGS BANK and J. BARTOLINI, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers of every kind and description, real and personal, (1) which have been constructed or acquired by the Company on or subsequent to __________, 199__, and which at the date hereof are owned by the Company, and

(2) which shall on or after the date hereof be acquired by the Company through construction, purchase, grant, consolidation, merger or otherwise, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned or hereafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all tangible personal property held by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property now leased to the Company, and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals existing upon, within or under any real estate subject to the lien of the Indenture, as hereby modified, and (f) the real estate specifically excepted and excluded by the Indenture from the lien and operation thereof.

     Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustees subject to all reservations, exceptions, easements, restrictions, conditions and covenants of record, the properties of the Company described in Appendix A to this supplemental indenture (said Appendix A being incorporated by reference herein with the same force and effect as if set forth in full herein), together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining:

     TO HAVE AND TO HOLD all said property, rights, and interests hereinabove described and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom, unto HARRIS TRUST AND SAVINGS BANK and J. BARTOLINI, as Trustees under the Indenture, as hereby amended, and unto their successor or successors in trust, and their assigns forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

     And upon the considerations and for the purposes aforesaid, and in order, pursuant to terms of the Indenture, to provide for the issuance under the Indenture, as hereby amended, of bonds of Series __ and to fix the terms, provisions and characteristics of the bonds of said Series, and in order to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                                   ARTICLE I

     A series of bonds issuable under the Indenture, as hereby amended, and to be known and designated as "First Mortgage Bonds, Series __", is hereby created and authorized. The bonds of Series __ shall be substantially in the form thereof hereinbefore recited. Each bond of said Series shall be dated as of the date of the interest payment day thereof to which interest was paid next preceding the date of issue, unless (a) issued on an interest payment day thereof to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first interest payment day thereof to which interest was paid, in which event it shall be dated _________ __, 199__; shall be due and payable ________ __, ____; shall bear interest from the date thereof at the rate of _____ per centum per annum, payable half-yearly on the first day of ________ and the first day of ________ in each year, and shall be payable, both as to principal and interest, at the office or agency of the Company in the City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as shown on the registration books of the Trustee.

     At the option of the Company and upon the notice and in the manner and with the effect provided in the Indenture, except as to notice as hereinafter provided, the bonds of Series ___ shall be redeemable (a) as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "General Redemption Price", in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed, and
(b) in part from time to time on or after _________ __, 199__, (i) for the purpose of complying with the requirement of subdivision (a) of Section __ of
Article VII of the Indenture (as hereby amended) in respect of the debt retirement period in which such redemption is effected, or (ii) out of any moneys deposited with and held from time to time by the Trustee pursuant to the provisions of subdivision (c) of said Section __ of Article VII, in each case at the redemption price, expressed as a percentage of the principal amount of the bonds, hereinafter stated under "Debt Retirement Redemption Price", in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

 If Redeemed                         If Redeemed
 During the                Debt      During the                Debt
 12 Months    General   Retirement   12 Months    General    Retirement
 Beginning   Redemption Redemption   Beginning   Redemption  Redemption
 ________ 1,   Price*     Price*     ________ 1,   Price*      Price*
- -----------  ---------- ----------  -----------  ----------  ----------
                     %          %                        %           %




                                                      100         100
_______________
* Stated as a percentage of principal amount of the Bonds.

provided, that none of the bonds of Series __ may be redeemed prior to ________ __, 199_, except for the purpose of complying with the requirements of Section __ of Article VII aforesaid, if such redemption is for the purpose of refunding or is in anticipation of refunding of such bonds through the use, directly or indirectly, of funds borrowed by the Company at an interest cost to the Company less than the interest cost to the Company in respect of the bonds of Series __ , which is ____% per annum; and provided further, that the Company shall not redeem in any calendar year, at an applicable Debt Retirement Redemption Price, bonds of Series ___ in a principal amount greater than (i) 1% of the greatest principal amount of the bonds of Series ___ issued and outstanding under, and determined as provided in, the Indenture at any time between the end of such calendar year and _________ __, ____, multiplied by the number of full 12-month periods elapsed between the end of such calendar year and _________ __, ____, less (ii) the principal amount of such bonds previously redeemed at any Debt Retirement Redemption Price.

     The foregoing redemption prices and terms shall be set forth in each of the bonds of Series __ prior to the execution and authentication thereof.

     Notice of redemption of any bonds of Series __ need be given only by mail and not by publication. Such notice, whether given by mail or by publication, need be given only once (instead of four times) not less than thirty (30) days or more than forty-five (45) days prior to the redemption date. If given only by mail, the mailing of such notice shall be a condition precedent to redemption, provided that any notice which is mailed in the manner provided in said Article shall be conclusively presumed to have been duly given whether or not the holders received such notice, and failure to give notice by mail, or any defect in such notice, to the holder of any such bond designated for redemption in whole or in part shall not affect the validity of the redemption of any other such bond. In all other respects, notice of redemption shall be given as provided in Article V of the Indenture.

     The bonds of Series __ shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, which seal may be facsimile, all in the manner provided in Section 6 of Article I of the Indenture as follows: (a) bonds of said Series executed on behalf of the Company by its President, a Vice-President, its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President, Vice-President, Secretary or Assistant Secretary, as the case may be, of the Company or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds of said Series, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture (as hereby amended) and shall be valid and effective for all purposes, provided that all bonds of said Series shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or Vice President and of its Secretary or an Assistant Secretary, and (b) such corporate seal of the Company may be facsimile, and any bonds of Series __ on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture (as hereby amended) and such facsimile seal shall be valid and effective for all purposes.

     Bonds of Series __ are exchangeable and transferable in the manner and upon the conditions prescribed in the Indenture (as hereby amended) and without charge therefor, except for any stamp tax or other governmental charge; provided, that the Company (a) shall not register, exchange or transfer bonds of said Series during the period of ten days next preceding any interest payment date of bonds of said Series and (b) shall not be required to register, exchange or transfer any bonds of said Series during the period beginning at the opening of business ten days next preceding any date for selection of bonds of said Series to be called for redemption and ending at the close of business on the day of the giving of the relevant notice of redemption as provided in the Indenture (as hereby amended), and, as to bonds of said Series selected for redemption, from and after the date of such selection.

                                  ARTICLE II

     Section 1. Section 10 of Article III of the Indenture is hereby amended by striking out the words "Series A through Series __, inclusive", wherever the same occur in said section, and by inserting, in lieu thereof, the words "Series A through Series __, inclusive."

     Section 2. Section 1 of Article VII of the Indenture is hereby amended by striking out the words "Series E through __, inclusive" and by inserting, in lieu thereof, the words "Series E through __, inclusive".

     Section 3. Article VII of the Indenture is hereby amended and expanded by adding thereto a new section to be known as Section __ of said Article VII and to read as follows:

          "Section __. The Company covenants and agrees, subject to the terms of this section, that, in addition to the expenditures required to be made under Sections 1, 2 and 4 through __, inclusive, of this Article VII, it will

          (a) retire, through purchase, payment or redemption, during the period of twelve consecutive calendar months ending on the last day of ________ in each of the years ____ to ____, inclusive (each such 12-month period being herein sometimes called a "debt retirement period" or as "the period" or "such period"), so long as the bonds of Series __ (hereinafter in this section sometimes referred to as the "bonds of said Series"), shall be outstanding under this Indenture, a principal amount of bonds of said Series equal to one per centum (1%) of the greatest principal amount of bonds of said Series issued and outstanding under this Indenture at any time between the end of such period and _________ __, ____; or

          (b) in lieu of the retirement of all or any portion of the principal amount of bonds of said Series required by the provisions of subdivision
     (a) hereof to be retired during any such period, make net expenditures for bondable property (as those terms are defined in Section 3 of Article II of this Indenture) upon which this Indenture is a first lien, subject only to permitted encumbrances and liens and prepaid liens (as those terms are defined in said Section 3), in an amount equal to $1,666.67 for each $1,000 in principal amount of bonds of said Series in lieu of the retirement of which such net expenditures are made; or

          (c) pay to the Trustee in cash on or before the first day of ________ next succeeding the end of each such period a sum sufficient to redeem (at the debt retirement redemption price then prevailing) the principal amount of bonds of said Series required by the provisions of subdivision (a) hereof to be retired which the Company shall have failed to retire during such period or in lieu of the retirement of which the Company shall not have made net expenditures for bondable property as provided in subdivision (b) hereof.

     "If in any such debt retirement period the total of the principal amount of bonds of said Series retired through purchase, payment or redemption, and/or the amount of net expenditures made for such bondable property, shall be in excess of the amount by this section required for such period, the Company shall be entitled to be credited to the extent of such excess on account of the requirements of this section in any subsequent period or periods; provided, however, that (i) no retirement of bonds or net expenditures for bondable property which shall have been made the basis for the authentication of bonds or the release of property or the withdrawal of deposited cash or any other moneys, under any provisions of this Indenture, or which shall have been made out of any insurance moneys or moneys received from the condemnation, sale or other disposition of any of the Company's property subject to the lien of this Indenture, or which shall have been previously used or applied or certified to the Trustee to comply with any requirement of this Article VII or with any other provision of this Indenture, and (ii) no retirement of bonds which shall have been made with moneys applied to such purpose pursuant to any provision of this Article VII or of Section 4 of
Article II or of Article IX of this Indenture shall be certified or be applied for the purpose of complying with this section or for the purpose of withdrawing any moneys paid to the Trustee pursuant to this section. Subject to the foregoing provisions of this paragraph, any such retirement of bonds of said Series or net expenditures for such bondable property made prior to _________ __, ____, but subsequent to July 31, 1943, may be certified to comply with the requirements of this section for the 12-month period ending on _________ __, ____, or for any period or periods subsequent thereto.

     "In determining, for the purposes of this section, the principal amount of bonds of said Series outstanding under this Indenture at any time, there shall be excluded the principal amount of such bonds then owned by the Company and the principal amount of bonds for the retirement of which the necessary moneys shall be on deposit with the Trustee or any paying agent for bonds of said Series; and 'the greatest principal amount of bonds of said Series outstanding under this Indenture at any time' during any period shall mean the greatest principal amount of such bonds outstanding, as shown by the Trustee's records, at the close of business on any day in such period after making the foregoing exclusions.

     "On or before the first day of April in each year beginning with the year 1995, so long as any bonds of said Series shall be outstanding, the Company shall deliver to the Trustee a certificate, signed in the name of the Company by its President or a Vice-President and by its Treasurer or an Assistant Treasurer, (1) showing in reasonable detail (i) the greatest principal amount of bonds of said Series outstanding under this Indenture at any time between the end of the preceding debt retirement period ended December 31 and _________ __, ____, (ii) the principal amount of bonds of said Series retired, through purchase, payment or redemption, during such period and/or the amount of net expenditures for such bondable property made during such period, which the Company desires to have applied to the requirements of this section for such period, and (iii) such excess amounts, if any, of bonds of said Series so retired and/or net expenditures for such bondable property made, in any preceding period or periods, which the Company desires to have applied to the requirements of this section for the period next preceding the date of such certificate, and (2) stating that none of such bonds of said Series and none of such expenditures for such bondable property desired by the Company to be applied to the requirements of this section for such next preceding period has been made the basis for the authentication of bonds or the release of property or the withdrawal of deposited cash or any other moneys, under any provision of this Indenture, or has been retired or made out of any insurance moneys or moneys received from the condemnation, sale or other disposition of any of the Company's property subject to the lien of this Indenture or has been previously used or applied or certified to the Trustee to comply with any requirement of this Article VII or with any other provision of this Indenture, and that none of such retirements of bonds has been made with moneys applied to such purpose pursuant to any provision of this Article VII or of Section 4 of Article II or of Article IX of this Indenture. If the retirement of bonds of said Series and the net expenditures for such bondable property recited in such certificate for the purpose of complying with this section are insufficient to meet the requirements of this section for such next preceding period and the Company shall not be entitled, on account of excess retirements of bonds of said Series or net expenditures for such bondable property made in any preceding period or periods, to take credit for such next preceding period in the amount of the deficiency, the Company shall pay in cash to the Trustee, concurrently with the delivery of such certificate, the amount of any such deficiency which may be required to comply with subdivision (c) of this section.

     "At the option of the Company any moneys paid to the Trustee to comply with the provisions of subdivision (c) of this section shall, upon the written request of the Company signed in its name by its President or a Vice-President, (1) be applied by the Trustee to the purchase in the open market of bonds of said Series, at not exceeding the general redemption price at which bonds of said Series may then be redeemed, or to the redemption of bonds of said Series at the debt retirement redemption price at which bonds of said Series may then be redeemed, or (2) be paid by the Trustee to or upon the order of the Company to the extent of (i) the principal amount of bonds of said Series purchased or paid by the Company and delivered to the Trustee, cancelled or for cancellation, and (ii) the accrued interest and the premium, if any, theretofore paid to the Trustee, as hereinabove provided, on such principal amount of bonds. The requisite showing of facts entitling the Company to have paid to it any moneys under the provisions of this section shall be made by a certificate signed by the President or a Vice-President of the Company and by its Treasurer or an Assistant Treasurer and delivered to the Trustee. The Company hereby covenants and agrees that it will pay to the Trustee from time to time in cash such additional sums, if any, as shall be paid or required to be paid by the Trustee for accrued interest and premium, if any, in respect of any bonds of said Series purchased or redeemed pursuant to the provisions of this section.

     "No retirement of bonds or net expenditures for such bondable property certified or applied to comply with the requirements of this section or made out of moneys deposited with the Trustee under the provisions of this section or used as a basis for the withdrawal of any such moneys shall be certified to comply with any provision of this Article VII or be available as a basis for the authentication of bonds or the withdrawal of deposited cash or any other moneys or the release of property under, or to comply with, any other provision of this Indenture.

     "Any and all bonds of said Series, the retirement of which (through payment or purchase) shall be certified to the Trustee in compliance with the provisions of this section shall be delivered to the Trustee at or before the time the same shall be so certified and shall thereupon be cancelled and destroyed by the Trustee by cremation or by shredding, compacting and solidifying or other equivalent means, unless theretofore so cancelled and destroyed. All other bonds of said Series received by the Trustee pursuant to any provision of this section shall thereupon be cancelled and destroyed by the Trustee."

                                  ARTICLE III

     The Company covenants that, so long as any of the bonds of Series __ are outstanding, it will not declare any dividends on its common stock (except (i) dividends payable in shares of its common stock, and (ii) dividends payable in cash where concurrently with the payment thereof an amount in cash at least equal to the amount of the cash dividends paid is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock), or make any other distributions on shares of its common stock, or purchase or otherwise acquire for value any shares of its common stock (except in exchange for, or out of the proceeds from the sale of, other shares of its common stock), if after giving effect thereto, the aggregate amount of all such dividends, distributions, purchases or acquisitions (other than those excepted above) paid or made subsequent to _________ __, 199_, would exceed the sum of:

          (a) the earned surplus of the Company earned after _________ __, 199_, determined as hereinafter provided;

          (b) the earned surplus of the Company at _________ __, 199_;
     and

         (c) such additional amount as may be authorized or approved, upon application of the Company, by the Securities and Exchange Commission, or any successor commission thereto, under the Public Utility Holding Company Act of 1935, as amended.

     The earned surplus of the Company earned after _________ __, 199_, shall be determined, for the purposes of this Article, in accordance with generally accepted principles of accounting, but after deduction of all dividends paid or accrued after _________ __, 199_, on preferred stock of the Company, and before giving effect to charges to earned surplus in connection with dividends and distributions on and purchases and acquisitions of common stock of the Company, net transfers from earned surplus to stated capital accounts, and charges or credits to earned surplus in respect of matters inherent in the Company's accounts at _________ __, 199_, including charges for the purpose of writing off or writing down the book value of assets owned by the Company on that date.

     In determining earned surplus earned for any period after _________ __, 199_, for the purpose of this Article, the amounts to be so deducted as charges or provisions for depreciation, retirement, renewals and replacements and/or amortization, shall be not less in the aggregate than an amount equal to the required percentage (as defined in Section 1 of Article VII of the Indenture, as amended by the indentures supplemental thereto dated January 1, 1958 and May 1, 1979) of the arithmetical average of the amounts of depreciable property (as defined in said Section 1 of Article VII) of the Company at the beginning, and the amount thereof at the end, of such period.

                                  ARTICLE IV

     SECTION 1. The provisions of this supplemental indenture shall be effective from and after the date of execution hereof; and the Indenture, as hereby amended, shall remain in full force and effect.

     SECTION 2. Each reference in the Indenture, or this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this supplemental indenture, except where the context otherwise indicates.

     SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended by this supplemental indenture.

     This supplemental indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $235,203,000, consisting of and represented by First Mortgage Bonds of the Company as follows:

                                    Interest            Principal
Series           Rate             Maturity Date           Amount

  O              9-1/4            December 1, 2019      55,203,000
  P              7-3/4            June 1, 2007          25,000,000
  Q              6-7/8            October 1, 2002       35,000,000
  R              7                October 1, 2004       40,000,000
  S              6-1/8            February 1, 2004      40,000,000
  T              7-1/2            March 1, 2000         40,000,000
                                                                  *
__________________
* To be issued by the Company under the Indenture subsequent to the date of execution of this supplemental indenture.


      SECTION 4. This Supplemental Indenture and the bonds of Series __ shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, said West Texas Utilities Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said Harris Trust and Savings Bank, for the purpose of entering into and joining with the Company in the execution and delivery of this supplemental indenture, has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said J. Bartolini, for the purpose of entering into and joining with the Company in the execution and delivery of this supplemental indenture, has signed and sealed this instrument, in several counterparts; all as of the day and year first above written.

                                            WEST TEXAS UTILITIES COMPANY

                                         By_____________________________
                                                     President
(CORPORATE SEAL)

ATTEST:


_______________________________
           Secretary


                                            HARRIS TRUST AND SAVINGS BANK
                                            As Trustee

                                         By________________________________
                                                    Vice President
(CORPORATE SEAL)

ATTEST:



_______________________________
      Assistant Secretary

                                       By_______________________________(Seal)
                                                  As Co-Trustee


Executed by each of the above-named
 parties hereto in the presence of:


_______________________________

_______________________________
        Witnesses

STATE OF ILLINOIS   )
                        ss.
COUNTY OF COOK      )


      Before me, this undersigned, a Notary Public in and for Cook County in the State of Illinois, on this day personally appeared ______________________, Vice President of Harris Trust and Savings Bank, and Illinois corporation, known to me to be such officer, and J. Bartolini, both known to me to be the persons whose names are subscribed to the foregoing instrument, and each of them acknowledged to me severally that he executed and signed the same for the purposes and consideration therein expressed; and said _______________________ acknowledged to me that he executed and signed said instrument in the capacity therein stated and on behalf, and as the act and deed, of said corporation, for the purposes and consideration therein expressed and pursuant to the appropriate by-law provisions of said corporation.

      Given under my hand and seal of office this, the _____ day of _________, A.D. 199_.

(NOTARIAL SEAL)

                                       _____________________________________
                                       Notary Public
                                       Cook County, Illinois


                                       My Commission expires ________________.

STATE OF TEXAS      )
                        ss.
COUNTY OF TAYLOR    )


      Before me, the undersigned, a Notary Public in and for Taylor County in the State of Texas, on this day personally appeared _____________________, ________________ of West Texas Utilities Company, a Texas corporation, known to me to be such officer, and the person whose name is subscribed to the foregoing instrument, and he acknowledged to me severally that he executed and signed the same for the purposes and consideration therein expressed; and said _____________________ acknowledged to me that he executed and signed said instrument in the capacity therein stated and on behalf, and as the act and deed, of said corporation, for the purposes and consideration therein expressed and pursuant to the authority of appropriate resolution of the Board of Directors of said corporation.

      Given under my hand and seal of office this ____ day of ______________, A.D. 199_.


(NOTARIAL SEAL)


                                       _____________________________________
                                       Notary Public
                                       State of Texas


                                       My Commission expires ________________.

STATE OF TEXAS      )
                        ss.
COUNTY OF TAYLOR    )


      The undersigned, being duly sworn, deposes and says that he is the President of West Texas Utilities Company, a Texas corporation, which executed the foregoing instrument, and that said instrument was executed by a utility, as defined in Section 35.01 of Subchapter A, Chapter 35, of The Business and Commerce Code of the State of Texas, engaged in the generation, transmission, distribution and sale of electric power in the State of Texas.



                                             ________________________________
                                             President of
                                             West Texas Utilities Company



      Subscribed and sworn to before me, this ____ day of _________________, A.D. 199_.


(NOTARIAL SEAL)



                                       _____________________________________
                                       Notary Public
                                       State of Texas


                                       My Commission expires ________________.